Exhibit 21
	Entity Name	State of Organization
	WRIT Limited Partnership	Delaware
	Real Estate Management, Inc.	Maryland
	WRIT-NVIP, LLC	Virginia
	Washington Parking, Inc.	Maryland
	WRIT Dulles Station, LLC	Maryland
	Washington Metro Inc.	Maryland
	WRIT-MBA, LLC	Delaware
	Cascade/Maryland Properties LLC	Washington
	Munson Hill Towers, LLC	Virginia
	WRIT Prosperity Holdings, LLC	Delaware
	WRIT 8501-8503 Manager, Inc.	Delaware
	WRIT 8501-8503, LLC	Delaware
	WRIT 8505 Manager, Inc.	Delaware
	WRIT 8505, LLC	Delaware
	Shady Grove Medical Village II, LLC	Maryland
	Shady Grove Medical Village III, LLC	Maryland
	WRIT Frederick Crossing Land, LLC	Delaware
	WRIT Frederick Crossing Lease, LLC	Delaware
	WRIT Frederick Crossing Associates, Inc.	Maryland
	Frederick Crossing Associates, LC	Virginia
	Frederick Crossing Retail Associates, LC	Virginia
	SGMB LP	Maryland
	WRIT SGMB, LLC	Delaware
	WRIT SGMB II, LLC	Delaware
	SGPC LLC	Maryland
	WRIT 15005 SG, LLC	Delaware
	SGPC II, LLP	Delaware
	WRIT 15005 SG Funding, LLC	Delaware
	SME Rock, LLC	Delaware
	SYN-Rock, LLC	Maryland
	Trade Rock, LLC	Delaware
	SME Rock Manager, Inc.	Delaware
	SYN-Rock Manager, Inc.	Delaware
	Trade Rock Manager, Inc.	Delaware
	WRIT 2440 M, LLC	Delaware
	WRIT Woodholme, LLC	Delaware
	Woodholme Medical Office Building, LLC	Delaware
	Morgstan, LLC	Maryland
	WH-I Land, LLC	Maryland
	WRIT-Kenmore, LLC	Delaware
	WRIT-2445 M, LLC	Delaware
	WRIT Gateway Overlook, LLC	Delaware
	WRIT 1140 CT, LLC	Delaware
	WRIT 1227 25th Street, LLC	Delaware
	650 N. Glebe, LLC	Delaware
	WRIT Crimson on Glebe Member, LLC	Delaware
	WRIT Olney Village Center LLC	Delaware
	WRIT Braddock Office LLC	Delaware
	WRIT 8283 Greensboro Drive LLC	Delaware

WRIT Braddock Gateway LLC	Delaware
Braddock Gateway LLC	Delaware
WRIT Fairgate LLC	Delaware
WRIT Yale West LLC	Delaware
WRIT Paramount LLC	Delaware